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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 3, 1998, except for paragraph 1 of Note 12, as to which the date is May 26, 2000 in Amendment No. 2 to the Registration Statement (No. 333-48524) and related Prospectus of Capstone Turbine Corporation.


                                             /s/ Ernst & Young LLP

Woodland Hills, California
November 15, 2000